Exhibit 23.3

Consent of Independent Accounting Firm

We hereby consent to the reference to our firm under the captions “Experts” and to the use of our report dated October 27, 2006 with respect to the combined financial statements of revenue and certain expenses of the Capstone Portfolio, our report dated November 10, 2006 with respect to the combined financial statements of revenue and certain expenses of the Commons on Oak Tree, our report dated November 15, 2006 with respect to the combined financial statements of revenue and certain expenses of Lion’s Crossing, and our report dated December 19, 2006 with respect to the combined financial statements of revenue and certain expenses of Stadium Suites, in this Registration Statement on Form S-11 and the related Prospectus of GMH Communities Trust for the registration of common shares of beneficial interest.

/s/ Horton, Lee, Burnett, Peacock, Cleveland & Grainer, P.C.

Horton, Lee, Burnett, Peacock, Cleveland & Grainer, P.C.
Birmingham, Alabama

April 24, 2007